UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, the Board of Directors of OncoMed Pharmaceuticals, Inc. (the “Company”) appointed John Lewicki, Ph.D., the Company’s Executive Vice President, Research and Development, and a member of the Office of the President, as the Company’s President and eliminated the Office of the President. The Compensation Committee of the Company’s Board of Directors is evaluating Dr. Lewicki’s compensation in light of this appointment. Dr. Lewicki has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

On January 28, 2018, Sunil Patel, the Company’s Executive Vice President and Chief Financial Officer, Principal Accounting Officer, and a member of the Office of the President at the time, notified the Company of his intention to resign from the Company, effective on or about March 9, 2018.

On January 26, 2018, the Company distributed retention bonus agreements to all of its employees, including Dr. Lewicki, in order to encourage continued service to the Company. Pursuant to the agreements, a participating employee will receive a retention bonus (the “Bonus”) should he or she remain employed by the Company through December 31, 2018. The Bonus will not be earned and will not be paid if the employee voluntarily terminates employment or is terminated by the Company for “cause” prior to December 31, 2018. If the employee is terminated by the Company without “cause” prior to December 31, 2018, he or she will be eligible to receive the Bonus in full. The amount of Dr. Lewicki’s Bonus is $158,000, less applicable withholding taxes and standard deductions. Dr. Lewicki accepted his retention bonus agreement on January 26, 2018.

The foregoing is only a summary of the material terms of the retention bonus agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of retention bonus agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2018	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Alicia J. Hager
Alicia J. Hager, J.D., Ph.D.
Senior Vice President & General Counsel